Exhibit 10.19

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: WELLS FARGO BANK, NATIONAL ASSOCIATION Real Estate Group (AU #02955) 2030 Main Street, Suite 800 Irvine, CA 92614 Attn: Jeri Gehrer Loan No. 1002835

FIRST MODIFICATION OF DEED OF TRUST
WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS FIRST MODIFICATION OF DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Modification”) is entered into this 27th day January, 2011, by KBSII HORIZON TECH CENTER, LLC, a Delaware limited liability company (“Trustor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and certain additional lenders (“Beneficiary”).

RECITALS

A.
Lenders (as defined in the Loan Agreement referenced below) previously made a loan to Trustor, KBSII Hartman Business Center, LLC, a Delaware limited liability company, KBSII Plano Business Park, LLC, a Delaware limited liability company, KBSII 2500 Regent Boulevard, LLC, a Delaware limited liability company, and KBSII Crescent VIII, LLC, a Delaware limited liability company (collectively, the “Original Borrowers”) in the original principal amount of Fifty Million Dollars ($50,000,000) (the “Original Horizon Loan”).

B.
The Original Horizon Loan is evidenced by (i) a Secured Promissory Note, dated September 30, 2010, executed by Borrowers for the benefit of Wells Fargo Bank, National Association (the “Original Note”), (ii) a Loan Agreement, dated September 30, 2010, executed by Borrowers, Beneficiary and the Lenders signatory thereto (the “Original Loan Agreement”) and (iii) each of the other Loan Documents (as such term is defined in the Loan Agreement), and secured by, among other things, a Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated September 30, 2010, executed by Trustor for the benefit of Beneficiary, and recorded October 1, 2010, as Document No. 2010-0524867, in the Official Records of San Diego County, California (the “Deed of Trust”).

C.
Original Borrowers, certain additional borrowers (“New Borrowers”, and together with the Original Borrowers, the “Borrowers”), each of which is an affiliate of the Original Borrowers, Beneficiary and Lenders have now entered into an Amended and Restated and Consolidated Loan Agreement, dated January 27, 2011 (as the same may be amended, restated or replaced from time to time, the “Amended Loan Agreement”), whereby (i) the principal amounts of the Original Horizon Loan and the Original National City Loan (as defined in the Amended Loan Agreement) have been consolidated and increased to an aggregate principal amount of $360,000,000, which amount may, subject to the terms and conditions of the Loan Agreement, increase to a maximum principal amount of $372,000,000 (the “Loan”); and (ii) certain additional collateral has been provided for the Loan.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Trustor and Beneficiary hereby agree as follows:

AGREEMENT

1.	Amendment to Section 2.1. Section 2.1 of the Deed of Trust is hereby deleted and replaced, in its entirety, with the following:

“2.1	OBLIGATIONS SECURED. Trustor makes this Deed of Trust for the purpose of securing the following obligations ("Secured Obligations"):

(a)
Payment to Lenders (as defined in the Loan Agreement (as defined below)) of all sums at any time owing under one or more secured promissory notes (initially dated January 27, 2011, and maturing on January 27, 2016 (subject to extension in accordance with the Loan Agreement referenced below)) made in the aggregate principal amount of Three Hundred and Sixty Million Dollars ($360,000,000) (the “Loan”) executed by Trustor and certain other parties, as borrowers ("Borrowers"), from time to time in connection with the Loan Agreement, and payable to the order of one or more Lenders, including, without limitation (i) any replacement Note executed pursuant to Section 2.15 of the Loan Agreement in connection with an increase of the Loan to a maximum principal amount of Three Hundred and Seventy-Two Million Dollars ($372,000,000) and (ii) any replacement Note executed pursuant to Section 3.4 of the Loan Agreement in connection with the joinder of additional Borrowers to the Loan Agreement (collectively, as the same may be amended, restated or replaced from time to time, the “Note”); and

(b)	Payment and performance of all covenants and obligations of Trustor under this Deed of Trust; and

(c)
Payment and performance of all covenants and obligations on the part of Borrowers under that certain Amended and Restated and Consolidated Loan Agreement (as the same may be amended, restated or replaced from time to time, "Loan Agreement"), dated January 27, 2011, by and among Borrowers, Beneficiary, and Lenders (as defined in the Loan Agreement), the Hazardous Materials Indemnity Agreement (as defined in the Loan Agreement), and all other “Loan Documents” as defined in the Loan Agreement; and

(d)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Deed of Trust; and

(e)
Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(f)
Payment and performance of all covenants and obligations of Borrowers (or any of them) under (i) the Existing Swap and (ii) any other Swap Agreement, which agreement is evidenced by a writing that recites it is secured by this Deed of Trust; and

(g)
All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.”

2.	Amendment to Section 4.1. Section 4.1 of the Deed of Trust is hereby deleted and replaced, in its entirety, with the following:

4.1
SECURITY INTEREST. Trustor hereby grants and assigns to Beneficiary as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (collectively, the "Collateral"):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1 above) or (ii) the Improvements; together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Subject Property); all of Trustor's rights under any Swap Agreement, including, without limitation, the Existing Swap; all Contracts referenced in Section 5.18 below (including property management and leasing agreements), architects’ agreements, and/or construction agreements with respect to the completion of any improvements on the Subject Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Subject Property; all advance payments of insurance premiums made by Trustor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code, as amended or recodified from time to time ("UCC"), and is acknowledged and agreed to be a "construction mortgage" under the UCC.

3.	Amendment to Section 5.15. The following is hereby added as a new sentence at the end of Section 5.15:
“Notwithstanding anything contained herein to the contrary, Beneficiary hereby agrees, subject to the provisions of Section 2.10 of the Loan Agreement, to cause Trustee to reconvey the Subject Property notwithstanding the fact that all of the Secured Obligations have not been satisfied.”

4.
Incorporation. This Modification is made upon all of the terms, covenants and agreements of the Deed of Trust, which are incorporated herein by reference, and the provisions contained herein shall have the same effect as if such provisions were originally included in the Deed of Trust. Except as supplemented and amended hereby or by instruments previously executed, all of the terms, covenants and agreements of the Deed of Trust remain unchanged, and as supplemented and amended they continue in full force and effect.

5.
Ratification and Reconfirmation. Trustor and Beneficiary agree that except as specifically modified herein, all the terms, provisions, representations and warranties of the Deed of Trust are hereby ratified and reaffirmed by Trustor and Trustor specifically acknowledges the validity and enforceability thereof. Trustor and Beneficiary hereby agree that the Deed of Trust as modified by this Modification is in full force and effect and nothing herein contained shall be construed as modifying in any manner except as specifically modified hereby.

6.
Counterparts. This Modification may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Beneficiary and Trustor have executed this Modification as of the day and year set forth above.

“BENEFICIARY”
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as administrative agent

By:    /s/ Bryan Stevens
Name:        Bryan Stevens
Its:    Senior Vice President

“TRUSTOR/BORROWER”
KBSRII HORIZON TECH CENTER, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION XII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

Signature Page – Modification of Deed of Trust

STATE OF California)
)ss
COUNTY OF Orange)

On January 18, 2011 before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

/s/ K. Godin
Signature

Printed Name: /s/ K. Godin

(SEAL)

STATE OF California)
)ss
COUNTY OF Orange)

On January 18, 2011 before me, Stacy R. Novack, Notary Public, personally appeared Bryan Stevens, who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Stacy R. Novack

My Commission expires 1/6/2013

STATE OF California)
)ss
COUNTY OF _____)

On __________________ before me, _________________________, personally appeared _____________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature ___________________________

My Commission expires _______________